Exhibit 3.22

BYLAWS

OF

LIFECARE HOSPITALS OF PHILADELPHIA, INC.

a Delaware corporation

Effective: December 14, 2001

ii

Section 4.	Fiscal Year	13
Section 5.	Corporate Seal	13
Section 6.	Certificate of Incorporation	13

ARTICLE IX AMENDMENTS		13

iii

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of LifeCare Hospitals of Philadelphia, Inc. (the “Corporation”), shall be in the City of Dover, County of Kent, State of Delaware.

Section 2. Other Offices. The Corporation may also have offices at such other place or places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Time and Place of Meetings. All meetings of the stockholders shall be held at such time and place, either within or without the State of Delaware, as the Board of Directors shall designate and as shall be stated in the notice of the meeting.

Section 2. Annual Meetings. Annual meetings of the stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors of the Corporation and stated in the notice of the meeting. At the annual meeting, the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 3. Notice of Annual Meetings. Written notice of the annual meeting, stating the place, date and hour of the meeting, shall be given to each stockholder of record entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting.

Section 4. Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called at any time by the Chief Executive Officer, or by order of the Board of Directors, and shall be called by the Chairman of the Board, the Chief Executive Officer, or the Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed special meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 5. Notice of Special Meetings. Written notice of a special meeting, stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting.

Section 6. Quorum. The holders of stock having a majority of the voting power of the stock entitled to be voted thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time without notice (other than announcement at the meeting at which the adjournment is taken of the time and place of the adjourned meeting) until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 7. Order of Business. The order of business at annual meetings of stockholders and, so far as practicable, at other meetings of stockholders shall be determined by the Chief Executive Officer.

Section 8. Voting. Except as otherwise provided in the Certificate of Incorporation, each stockholder shall, at each meeting of the stockholders, be entitled to one vote in person or by proxy for each share of stock of the Corporation held by him and registered in his name on the books of the Corporation on the date fixed pursuant to the provisions of Section 5 of Article VI of these Bylaws as the record date for the determination of stockholders who shall be entitled to notice of and to vote at such meeting. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held directly or indirectly by the Corporation, shall not be entitled to vote. Any vote by stock of the Corporation may be given at any meeting of stockholders by the stockholder entitled thereto, in person or by his proxy appointed by an instrument in writing subscribed by such stockholder or by his attorney thereunto duly authorized and delivered to the Secretary of the Corporation or to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date, unless said proxy shall provide for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. At all meetings of the stockholders, all matters, except where other provision is made by law, the Certificate of Incorporation, or these Bylaws, shall be decided by the vote of a majority of the votes cast by the stockholders present in person or by proxy and entitled to vote thereat, a quorum being present. Unless demanded by a stockholder of the Corporation present in person or by proxy at any meeting of the stockholders and entitled to vote thereat, or so directed by the presiding officer of the meeting, the vote thereat on any question other than the election or removal of directors need not be by written ballot. Upon a demand of any such stockholder for a vote by written ballot on any question or at the direction of such presiding officer that a vote by written ballot be taken on any question, such vote shall be taken by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

Section 9. List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger, either directly or through another officer of the Corporation designated by him or through a transfer agent appointed by the Board of Directors, to prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days before said meeting, either at a place within the city where said meeting is to be held, which place shall be specified in the notice of said meeting, or, if not so specified, at the place where said meeting is to be held. The list shall also be produced and kept at the time and place of said meeting during the whole time thereof, and may be inspected by any stockholder of record who shall be present thereat. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, such list or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 10. Inspectors of Votes. The presiding officer of the meeting may appoint two inspectors of votes to act at each meeting of the stockholders, unless the Board of Directors shall have theretofore made such appointments. Each inspector of votes shall first subscribe an oath or affirmation faithfully to execute the duties of an inspector of votes at the meeting with strict impartiality and according to the best of his ability. Such inspectors of votes, if any, shall take charge of the ballots, if any, at the meeting, and after the balloting on any question, shall count the ballots cast and shall make a report in writing to the secretary of the meeting of the results of the balloting. An inspector of votes need not be a stockholder of the Corporation, and any officer of the Corporation may be an inspector of votes on any question other than a vote for or against his election to any position with the Corporation or on any other question in which he may be directly interested.

Section 11. Actions Without a Meeting. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereat were present and voted. Prompt notice of the taking of any corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

BOARD OF DIRECTORS

Section 1. Powers. The business and affairs of the Corporation shall be managed by its Board of Directors, which shall have and may exercise all powers of the Corporation and take all lawful acts as are not by statute, the Certificate of Incorporation, or these Bylaws directed or required to be exercised or taken by the stockholders.

Section 2. Number, Tenure, and Qualification. The number of directors which shall constitute the whole Board of Directors shall not be less than one, nor more than ten. Within the limits specified above, the number of directors which shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors or by the stockholders at any annual or special meeting or otherwise pursuant to action of the stockholders. Directors need not be stockholders. The directors shall be elected at the annual meeting of the stockholders, except as provided in Sections 3 and 5 of this Article III, and each director elected shall hold office until the annual meeting next after his election and until his successor is duly elected and qualified, or until his death or retirement or until he resigns or is removed in the manner hereinafter provided. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors at any annual or special meeting of stockholders.

Section 3. Removal. Any director may be removed, with or without cause, at any time, by the affirmative vote of a majority in voting interest of the stockholders of record of the Corporation entitled to vote, given at an annual meeting or at a special meeting of the stockholders called for that purpose. The vacancy in the Board of Directors caused by any such removal shall be filled by the Board of Directors as provided in Section 5 of this Article III.

Section 4. Resignations. Any director may resign at any time by giving written notice of his resignation to the Corporation, effective at the time specified therein or, if not specified, immediately upon its receipt by the Corporation. Unless otherwise specified in the notice, acceptance of a resignation shall not be necessary to make it effective.

Section 5. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled only by a majority of the directors then in office though less than a quorum or by a sole remaining director. Directors so chosen shall hold office until the annual meeting next after their election or until their successors are elected and qualified, unless sooner displaced by death, resignation, or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

Section 6. Chairman of the Board. The Board of Directors may elect a Chairman of the Board, who shall be a director, but need not otherwise be an officer of the Corporation. Except as otherwise provided in these Bylaws, the Chairman of the Board, if any, shall preside, when present, at all meetings of stockholders and at all meetings of the Board of Directors and shall see that all orders and resolutions of the stockholders and the Board of Directors are carried into effect. The Chairman of the Board, if any, shall advise and counsel the President and other officers of the Corporation and shall exercise such other powers and perform such other duties as designated in these Bylaws and as from time to time may be assigned to him by the Board of Directors.

Section 7. Time and Place of Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, at such time and places as it determines.

Section 8. Annual Meetings. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders, and no notice of such meeting to the newly elected directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present. If such meeting is not held immediately following the annual meeting of stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

Section 9. Regular Meetings: Notice. Regular meetings of the Board of Directors may be held without notice.

Section 10. Special Meetings: Notice. Special meetings of the Board of Directors may be called by the Chairman of the Board (if any), the Chief Executive Officer, or two directors on 24 hours’ notice to each director, either personally or by telephone or by mail, telegraph, telex, cable, wireless, facsimile, or other form of recorded communication; special meetings shall be called by the Secretary in like manner and on like notice on the written request of the Chairman of the Board (if any), the Chief Executive Officer, or two directors. Notice of any such meeting need not be given to any director, however, if waived by him in writing or by telegraph, telex, cable, wireless, facsimile or other form of recorded communication, or if he shall be present at the meeting.

Section 11. Quorum and Manner of Acting. At all meetings of the Board of Directors, a majority of the directors at the time in office (but not less than one-third of the total number of directors constituting the whole Board of Directors pursuant to Section 2 of this Article III) shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation, or these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 12. Remuneration. Unless otherwise expressly provided by resolution adopted by the Board of Directors, none of the directors shall, as such, receive any stated remuneration for his services; but the Board of Directors may at any time and from time to time by resolution provide that a specified sum shall be paid to any director of the Corporation, either as his annual remuneration as such director or member of any committee of the Board of Directors or as remuneration for his attendance at each meeting of the Board of Directors or any such committee. The Board of Directors may also likewise provide that the Corporation shall reimburse each director for any expenses paid by him on account of his attendance at any meeting. Nothing in this Section 12 shall be construed to preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

Section 13. Executive Committee; How Constituted and Powers. The Board of Directors may in its discretion, by resolution passed by a majority of the whole Board of Directors, designate an Executive Committee consisting of one or more of the directors of the Corporation. Subject to the provisions of Section 141 of the General Corporation Law of the State of Delaware, the Certificate of Incorporation, and these Bylaws, the Executive Committee shall have and may exercise, when the Board of Directors is not in session, all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and shall have the power to authorize the seal of the Corporation to be affixed to all papers which may require it; but the Executive Committee shall not have the power or authority to (a) authorize the issuance of capital stock or grant and authorize options or other rights with respect to such issuance, (b) declare a dividend, or (c) fill vacancies in the Board of Directors, the Executive Committee, or any other committee of directors or to elect or approve officers of the Corporation. The Board of Directors shall have the power at any time, by resolution passed by a majority of the whole Board of Directors, to change the membership of the Executive Committee, to fill all vacancies in it, or to dissolve it, either with or without cause.

Section 14. Organization. The Chairman of the Executive Committee, to be selected by the Board of Directors, shall act as chairman at all meetings of the Executive Committee, and the Secretary shall act as Secretary thereof. In case of the absence from any meeting of the Executive Committee of the Chairman of the Executive Committee or the Secretary, the Executive Committee may appoint a chairman or secretary, as the case may be, of the meeting.

Section 15. Meetings. Regular meetings of the Executive Committee, of which no notice shall be necessary, may be held on such days and at such places, within or without the State of Delaware, as shall be fixed by resolution adopted by a majority of the Executive Committee and communicated in writing to all its members. Special meetings of the Executive Committee shall be held whenever called by the Chairman of the Executive Committee or a majority of the members of the Executive Committee then in office. Notice of each special meeting of the Executive Committee shall be given by mail, telegraph, telex, cable, wireless, or other form of recorded communication or be delivered personally or by telephone to each member of the Executive Committee not later than the day before the day on which such meeting is to be held. Notice of any such meeting need not be given to any member of the Executive Committee, however, if waived by him in writing or by telegraph, telex, cable, wireless, or other form of recorded communication, or if he shall be present at such meeting; and any meeting of the Executive Committee shall be a legal meeting without any notice thereof having been given, if all the members of the Executive Committee shall be present thereat. Subject to the provisions of this Article III, the Executive Committee, by resolution adopted by a majority of the whole Executive Committee, shall fix its own rules of procedure.

Section 16. Other Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more other committees, each committee to consist of one or more of the directors of the Corporation. Any committee, to the extent provided in the resolution of the Board of Directors and not prohibited by law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it. At any meeting of a committee, a majority of the members of the committee shall constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee.

Section 17. Minutes of Committees. Each committee shall keep regular minutes of its meetings and proceedings and report the same to the Board of Directors at the next meeting thereof.

Section 18. Alternate Members of Committees. The Board of Directors may designate one or more directors as alternate members of the Executive Committee or any other committee, who may replace any absent or disqualified member at any meeting of the committee, or if none be so appointed, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Section 19. Actions Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee.

Section 20. Presence at Meetings by Means of Communications Equipment. Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another. Participation in a meeting conducted pursuant to this Section 20 shall constitute presence in person at the meeting.

ARTICLE IV

NOTICES

Section 1. Type of Notice. Whenever, under the provisions of any applicable statute, the Certificate of Incorporation, or these Bylaws, notice is required to be given to any director or stockholder, the requirement shall not be construed to mean personal notice, but such notice may be given in writing, in person, or by mail, addressed to such director or stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when it shall be deposited in the United States mail. Notice to directors may also be given in any manner permitted by Article III hereof and shall be deemed to be given at the time when first transmitted by the method of communication so permitted.

Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of any applicable statute, the Certificate of Incorporation, or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto, and transmission of a waiver of notice by a director or stockholder by mail, telegraph, telex, cable, wireless, or other form of recorded communication may constitute such a waiver.

Section 3. Authorized Notices. Unless otherwise specified herein, the Secretary or such other person or persons as the Chief Executive Officer designates shall be authorized to give notices for the Corporation.

ARTICLE V

OFFICERS

Section 1. Description. The elected officers of the Corporation shall be a President and a Secretary. The Board of Directors may also elect or appoint one or more Vice Presidents, with or without such descriptive titles as the Board of Directors shall deem appropriate, a Treasurer, a Controller, one or more Assistant Secretaries, Assistant Treasurers, Assistant Controllers, and such other officers and agents as from time to time may appear to be necessary or advisable in the conduct of the affairs of the

Corporation. The Board of Directors may also elect a Chairman of the Board as an officer, if it desires. Any two or more offices may be held by the same person.

Section 2. Election. The Board of Directors at its first meeting after each annual meeting of stockholders shall elect and appoint the officers to fill the positions designated in Section 1 of this Article V.

Section 3. Salaries. The Board of Directors shall fix all salaries of all elected officers of the Corporation.

Section 4. Term. An officer of the Corporation shall hold office until he resigns or his successor is chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the whole Board of Directors. The Board of Directors shall fill any vacancy occurring in any office of the Corporation by death, resignation, removal, or otherwise. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 5. Chief Executive Officer. The President shall be the Chief Executive Officer of the Corporation, unless the Board of Directors elects or appoints the Chairman of the Board, if any, or another officer as Chief Executive Officer. Subject to the provisions of these Bylaws and the control of the Board of Directors, the Chief Executive Officer shall have general supervision of the affairs of the Corporation and shall have general and active executive charge, management, and control of all the business, operations, and properties of the Corporation with all such powers as may be reasonably incident to such responsibilities. In the absence of the Chairman of the Board, if any, he shall preside, when present, at all meetings of stockholders and, in the absence of any other person designated thereto by these Bylaws, at all meetings, of the Board of Directors. He shall see that all orders and resolutions of the stockholders and the Board of Directors are carried into effect. He shall have general authority, unless the Board of Directors otherwise determines, to agree upon and execute all bonds, evidences of indebtedness, deeds, leases, contracts, and other obligations in the name of the Corporation and affix the corporate seal thereto; to sign stock certificates; to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of operations may require, subject to the provisions of these Bylaws; to remove or suspend any employee or agent who shall have been employed or appointed under his authority or under authority of an officer subordinate to him; to suspend for cause, pending final action by the authority which shall have elected or appointed him, any officer subordinate to the Chief Executive Officer; and, in general, to exercise all the powers and authority usually appertaining to the chief executive officer of a corporation (except as otherwise provided in these Bylaws), as may be designated in accordance with these Bylaws, and as from time to time may be assigned to him by the Board of Directors.

Section 6. President. Unless the Board of Directors otherwise determines, the President shall have the authority to agree upon and execute all bonds, evidences of indebtedness, deeds, leases, contracts, and other obligations in the name of the Corporation and affix the corporate seal thereto; to sign stock certificates; and to exercise such other powers and duties as may be designated in accordance with these Bylaws and as from time to time may be assigned to him by the Board of Directors. The President shall be the Chief Operating Officer of the Corporation unless a Chief Operating Officer is otherwise elected or appointed by the Board of Directors.

Section 7. Chief Operating Officer. The Chief Operating Officer shall have, subject to review and approval of the Chief Executive Officer, if different from the President, and the President, if different from the Chief Operating Officer, the responsibility for the operation of the Corporation and shall exercise such other powers and duties as may be designated in accordance with these Bylaws and as from time to time may be assigned to him by the Board of Directors.

Section 8. Vice Presidents. In the absence of the President or in the event of his inability or refusal to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, in the order of their election), shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, or the President may from time to time prescribe.

Section 9. Vice President - Finance. There may be designated a Vice President-Finance, who, if so designated, shall be the Chief Financial Officer of the Corporation. He shall have active control of and responsibility for all matters pertaining to the financial affairs of the Corporation and its subsidiaries. He shall be responsible for approval of all filings with governmental agencies. He shall have the authority to execute and deliver bonds, deeds, contracts, and stock certificates of and for the Corporation, and to affix the corporate seal thereto by handwritten or facsimile signature and all other powers customarily appertaining to his office, except to the extent otherwise limited or enlarged by the Board of Directors. He shall report to the Chief Executive Officer and to the Executive Committee and the Board of Directors of the Corporation at their request on all financial matters of the Corporation.

Section 10. Assistant Vice Presidents. In the absence of a Vice President or in the event of his inability or refusal to act, the Assistant Vice President, if any (or, if there be more than one, the Assistant Vice Presidents in the order designated or, in the absence of any designation, then in the order of their election), shall perform the duties and exercise the powers of that Vice President, and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, the President, or the Vice President under whose supervision he is appointed may from time to time prescribe.

Section 11. Secretary and Assistant Secretaries.

(a) The Secretary or (if any) an Assistant Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all proceedings of the meetings of the stockholders of the Corporation and of the Board of Directors in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. The Secretary shall be under the supervision of the Chief Executive Officer and the President and shall perform such other duties as may be prescribed by the Chief Executive Officer or the President. The Secretary shall have charge of the seal of the Corporation and have authority to affix the seal to any instrument requiring it. When so affixed, the seal shall be attested by the signature of the Secretary or Treasurer or an Assistant Secretary or Assistant Treasurer, which may be a facsimile. The Secretary shall keep and account for all books, documents, papers and records of the Corporation except those for which some other officer or agent is properly accountable. The Secretary shall have authority to sign stock certificates and shall generally perform all the duties usually appertaining to the office of the Secretary of a corporation.

(b) Assistant Secretaries, if any, in the order of their seniority, unless otherwise determined by the Board of Directors, shall assist the Secretary, and in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors, Chief Executive Officer, or President may from time to time prescribe.

Section 12. Treasurer and Assistant Treasurers.

(a) The Treasurer, if any, shall have the responsibility for and custody over all assets of the Corporation, and the responsibility for handling of the liabilities of the Corporation. He shall cause proper entries of all receipts and disbursements of the Corporation to be recorded in its books of account. He shall have the responsibility for all matters pertaining to taxation and insurance. He shall have the authority to endorse for deposit or collection, or otherwise, all commercial paper payable to the Corporation, and to give proper receipts or discharges for all payments to the Corporation. He shall be responsible for all terms of credit granted by the Corporation and for the collection of all its accounts. He shall have the authority to execute and deliver bonds, deeds, contracts, and stock certificates of and for the Corporation, and to affix the corporate seal thereto by handwritten or facsimile signature and all other powers customarily appertaining to his office, except to the extent otherwise limited or enlarged. The Treasurer shall be under the supervision of the Vice President—Finance, and he shall perform such other duties as may be prescribed to him by the Vice President—Finance, if one be designated. In the absence of a Treasurer or any Assistant Treasurer, the Secretary of the Corporation shall perform the foregoing duties and exercise the foregoing powers.

(b) Assistant Treasurers, if any, in the order of their seniority, shall assist the Treasurer and, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer.

Section 13. Controller and Assistant Controllers.

(a) The Controller, if any, shall be the Chief Accounting Officer of the Corporation. The Controller shall have supervision of the accounting practices of the Corporation. The Controller shall have all other powers customarily appertaining to the office of controller, except to the extent otherwise limited or enlarged. The Controller shall be under the supervision of the Vice President—Finance, if one be designated. In the absence of a Controller or any Assistant Controller, the President of the Corporation shall perform the foregoing duties and exercise the foregoing powers.

(b) The Assistant Controllers, if any, in the order of their seniority, shall assist the Controller, and if the Controller is unavailable, perform the duties and exercise the powers of the Controller.

ARTICLE VI

CERTIFICATES REPRESENTING STOCK

Section 1. Right to Certificate. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board, the President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer of the Corporation, certifying the number of shares owned by him in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences, and relative, participating, option, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences or rights.

Section 2. Facsimile Signatures. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section 3. New Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation and alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificate.

Section 4. Transfers. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation, or authority to transfer, it shall be the duty of the Corporation, subject to any proper restrictions on transfer, to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

Section 5. Record Date. The Board of Directors may fix, in advance, a record date for stockholders’ meetings or for any other lawful purpose, which shall be no fewer than 10 nor more than 60 days before the date of the meeting or other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not provided by the laws of the State of Delaware.

ARTICLE VII

INDEMNIFICATION

Section 1. General. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, have reasonable cause to believe that his or her conduct was unlawful.

Section 2. Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture or trust or other enterprise, against expenses (including, without limitation, attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3. Indemnification Against Expenses. Notwithstanding the other provisions of this Article VII, to the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or Section 2 of this Article VII, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including, without limitation, attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 4. Board Determinations. Any indemnification under Sections 1 and 2 hereof (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VII. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such disinterested directors or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.

Section 5. Advancement of Expenses. Expenses (including, without limitation, attorneys’ fees) incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized by law or in this Article VII. Such expenses incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 6. Nonexclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall not be deemed exclusive of any other rights to which any director, officer, employee or agent of the Corporation seeking indemnification or advancement of expenses may be entitled under any other bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of applicable statutes, the certificate of incorporation or this section.

Section 8. Certain Definitions. For purposes of this Article VII, (a) references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued; (b) references to “other enterprises” shall include employee benefit plans; (c) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and (d) references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation that imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VII.

Section 9. Change in Governing Law. In the event of any amendment or addition to Section 145 of the General Corporation Law of the State of Delaware or the addition of any other section to such law that limits indemnification rights thereunder, the Corporation shall, to the extent permitted by the General Corporation Law of the State of Delaware, indemnify to the fullest extent authorized or permitted hereunder, any person who was or is a party or is threatened to be made a party to any threatened.

ARTICLE VIII

GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the Corporation, if any, may be declared by the Board of Directors (but not any committee thereof) at any regular meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock or other securities.

Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Section 3. Checks. All checks or demands for money and promissory notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time prescribe.

Section 4. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 5. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the word “Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise.

Section 6. Certificate of Incorporation. To the extent of any inconsistency between these Bylaws and the Certificate of Incorporation of the Corporation, the terms and provisions of the Certificate of Incorporation shall control for all purposes.

ARTICLE IX

AMENDMENTS

These Bylaws may be altered, amended, or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors at any regular meeting of the stockholders or the Board of Directors or at any special meeting of the stockholders or the Board of Directors if notice of such alteration, amendment, repeal, or adoption of new Bylaws be contained in the notice of such special meeting.

CERTIFICATION

I, Jimmie M. Stapleton, Secretary of LifeCare Hospitals of Philadelphia, Inc., a Delaware corporation, hereby certify that the foregoing is a true, accurate, and complete copy of the Bylaws of LifeCare Hospitals of Philadelphia, Inc., a Delaware corporation, adopted by its Board of Directors as of December 14, 2001.

/s/ Jimmie M. Stapleton
Jimmie M. Stapleton